SMALLCAP WORLD FUND, INC.

ARTICLES SUPPLEMENTARY

SMALLCAP World Fund, Inc., a Maryland corporation having its principal office in Baltimore, Maryland (the “Corporation”), certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: (a) The Board of Directors of the Corporation has divided and further classified the authorized, but unissued shares of common stock of the Corporation, par value $0.001 per share, into 1 additional class, designated “Class R-2E”. The remaining shares of common stock, including the shares currently issued and outstanding, shall consist of the previously designated Class A, Class B, Class C, Class F-1, Class F-2, Class R-1, Class R-2, Class R-3, Class R-4, Class R-5, Class R-6, Class 529-A, Class 529-B, Class 529-C, Class 529-E and Class 529-F-1 shares. The authorized shares of each such class of common stock shall consist of the sum of (x) the outstanding shares of that class and (y) one-seventeenth (1/17) of the authorized but unissued shares of all classes of common stock; provided, however, that in the event application of the above formula would result, at the time, in fractional shares of one or more classes, the number of authorized shares of each such class shall be rounded down to the nearest whole number of shares; and provided, further, that at all times the aggregate number of authorized Class A, Class B, Class C, Class F-1, Class F-2, Class R-1, Class R-2, Class R-2E, Class R-3, Class R-4, Class R-5, Class R-6, Class 529-A, Class 529-B, Class 529-C, Class 529-E and Class 529-F-1 shares of common stock shall not exceed the authorized number of shares of common stock (i.e., 1,000,000,000 shares until changed by action of the Board of Directors in accordance with Sections 2-105(c) and 2-208.1 of the Maryland General Corporation Law).

(b) The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Class A, Class B, Class C, Class F-1, Class F-2, Class R-1, Class R-2, Class R-3, Class R-4, Class R-5, Class R-6, Class 529-A, Class 529-B, Class 529-C, Class 529-E and Class 529-F-1 shares are set forth in the Charter of the Corporation. The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Class R-2E shares of the Corporation are set forth below.

SECOND: Except to the extent provided otherwise by the Charter of the Corporation, all classes of shares of the Corporation shall represent an equal proportionate interest in the assets of the Corporation (subject to the liabilities of the Corporation) and each share shall have identical voting, dividend, liquidation and other rights; provided, however, that notwithstanding anything in the Charter of the Corporation to the contrary:

(i) Each class of shares of the Corporation may be issued and sold subject to different sales loads or charges, whether initial, deferred or contingent, or any combination thereof, as may be established from time to time by the Board of Directors in accordance with the Investment Company Act of 1940, as amended, and applicable rules and regulations of self-regulatory organizations and as shall be set forth in the applicable prospectus for the shares;

(ii) Expenses, costs and charges which are determined by or under the supervision of the Board of Directors to be attributable to the shares of a particular class may be charged to that class and appropriately reflected in the net asset value of, and/or dividends payable on, the shares of that class; and

(iii) Subject to the provisions in the Charter of the Corporation pertaining to the exchange rights of Class B, Class C and Class 529-B shares, each class of shares of the Corporation may have such different exchange rights as the Board of Directors shall provide in compliance with the Investment Company Act of 1940, as amended.

THIRD: The foregoing amendment to the Charter of the Corporation does not increase the authorized capital stock of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its Executive Vice President and Principal Executive Officer and attested by its Secretary on this 19th day of August, 2014.

SMALLCAP WORLD FUND, INC.

By: /s/ Paul F. Roye

Paul F. Roye

Executive Vice President and

Principal Executive Officer

ATTEST:

By: /s/ Patrick F. Quan

Patrick F. Quan, Secretary

The undersigned, Executive Vice President and Principal Executive Officer of SMALLCAP World Fund, Inc. who executed on behalf of said Corporation the foregoing Articles Supplementary of which this certificate is made a part, acknowledges in the name and on behalf of the Corporation the foregoing Articles Supplementary to be the corporate act of the Corporation and certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

/s/ Paul F. Roye

Paul F. Roye

Executive Vice President and

Principal Executive Officer

SMALLCAP WORLD FUND, INC.

CERTIFICATE OF CORRECTION

SMALLCAP World Fund, Inc., a Maryland corporation having its principal office in Baltimore City, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The title of the document being corrected hereby is Articles Supplementary.

SECOND: The name, as it appeared in the Articles Supplementary, of the party to such Articles Supplementary is SMALLCAP World Fund, Inc.

THIRD: The Articles Supplementary to be corrected hereby were filed on July 2, 2014.

FOURTH: The first sentence of paragraph (a) of Article First of the Articles Supplementary as previously filed reads as follows:

(a) The Board of Directors of the Corporation has divided and further classified the authorized, but unissued shares of common stock of the Corporation, par value $0.001 per share, into 1 additional class, designated “Class R-2E”.

The first sentence of paragraph (a) of Article First of the Articles Supplementary as corrected shall read as follows:

(a) The Board of Directors of the Corporation has divided and further classified the authorized but unissued shares of common stock of the Corporation, par value $0.01 per share, into 1 additional class, designated “Class R-2E”.

FIFTH: Article Third of the Articles Supplementary as previously filed reads as follows:

THIRD: The foregoing amendment to the Charter of the Corporation does not increase the authorized capital stock of the Corporation.

Article Third of the Articles Supplementary as corrected shall read as follows:

THIRD: (a) The foregoing amendment to the Charter of the Corporation does not increase the aggregate authorized capital stock of the Corporation but decreases the number of authorized shares of each previously designated class of stock.

(b)(i) The authorized shares of each previously designated class of stock immediately before the decrease in such stock consisted of the sum of (x) the outstanding shares of that class and (y) one-sixteenth (1/16) of the authorized but unissued shares of all classes of common stock; provided, however, that in the event application of the above formula would result, at the time, in fractional shares of one or more classes, the number of authorized shares of each such class shall be rounded down to the nearest whole number of shares; and provided, further, that at all times the aggregate number of authorized Class A, Class B, Class C, Class F-1, Class F-2, Class R-1, Class R-2, Class R-3, Class R-4, Class R-5, Class R-6, Class 529-A, Class 529-B, Class 529-C, Class 529-E and Class 529-F-1 shares of common stock shall not exceed the authorized number of shares of common stock (i.e., 1,000,000,000 shares until changed by action of the Board of Directors in accordance with Sections 2-105(c) and 2-208.1 of the Maryland General Corporation Law).

(ii) The authorized shares of each previously designated class of stock as decreased consists of the sum of (x) the outstanding shares of that class and (y) one-seventeenth (1/17) of the authorized but unissued shares of all classes of common stock; provided, however, that in the event application of the above formula would result, at the time, in fractional shares of one or more classes, the number of authorized shares of each such class shall be rounded down to the nearest whole number of shares; and provided, further, that at all times the aggregate number of authorized Class A, Class B, Class C, Class F-1, Class F-2, Class R-1, Class R-2, Class R-2E, Class R-3, Class R-4, Class R-5, Class R-6, Class 529-A, Class 529-B, Class 529-C, Class 529-E and Class 529-F-1 shares of common stock shall not exceed the authorized number of shares of common stock (i.e., 1,000,000,000 shares until changed by action of the Board of Directors in accordance with Sections 2-105(c) and 2-208.1 of the Maryland General Corporation Law).

(iii) The total number of shares of stock of all classes that the Corporation has authority to issue, both as of immediately before the decrease in the previously designated classes of stock and as decreased, is 1,000,000,000 shares of common stock, par value $0.01 per share, having an aggregate par value of $10,000,000.

SIXTH: Article Fourth of the Articles Supplementary as previously filed reads as follows:

FOURTH: The aforesaid shares have been duly classified by the Board of Directors pursuant to authority and power contained in the Charter of the Corporation.

Article Fourth of the Articles Supplementary as corrected shall read as follows:

FOURTH: The number of shares of each previously designated class of stock has been decreased by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law. The Corporation is registered as an open-end company under the Investment Company Act of 1940.

IN WITNESS WHEREOF SMALLCAP World Fund, Inc. has caused this Certificate of Correction to be signed in its name and on its behalf by its Senior President and attested by its Secretary on August 21, 2014.

SMALLCAP WORLD FUND, INC.

By: /s/ Brady L. Enright______________________
Brady L. Enright
Senior Vice President

ATTEST:

By: /s/ Patrick F. Quan _____
Patrick F. Quan
Secretary

The undersigned, Senior Vice President of SMALLCAP World Fund, Inc. who executed on behalf of said Corporation the foregoing Certificate of Correction of which this certificate is made a part, acknowledges in the name and on behalf of the Corporation the foregoing Certificate of Correction to be the corporate act of the Corporation and certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

/s/ Brady L. Enright

Brady L. Enright

Senior Vice President